SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 28, 2003

SEITEL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)
0-14488	76-0025431
(Commission File Number)	(IRS Employer Identification No.)

10811 S. Westview Circle
Building C, Suite 100
Houston, Texas	77043
(Address of Principal Executive Offices)	(Zip Code)

(713) 881-8900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

     This 8-K is being filed in connection with Seitel, Inc. entering into an Amendment to Third Standstill and Amendment Agreement dated as of February 28, 2003 with its Senior Noteholders. The Amendment to Third Standstill and Amendment Agreement amends the terms of Seitel's previously announced standstill agreement to require that the documents necessary for a restructuring of Seitel's Notes be completed by April 10, 2003.  Previously, these documents were required to be substantially completed by February 28, 2003. The amendment also eliminates the requirement for the parties to reach an agreement in principle for the restructuring by an earlier date.

     The foregoing description of the Amendment to Third Standstill and Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Third Standstill and Amendment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     A copy of the press release announcing the execution of the Amendment to Third Standstill and Amendment Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1

Amendment to Third Standstill and Amendment Agreement, dated as of February 28, 2003 by and among Seitel, Inc., various of its subsidiaries parties thereto and those Senior Noteholders of Seitel, Inc. parties thereto.

	Exhibit 99.1	Press release of Seitel, Inc., dated February 28, 2003.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SEITEL, INC.

Date:	March 4, 2003	By:	/s/ Fred S. Zeidman

		Name:	Fred S. Zeidman
		Title:	Chairman of the Board

EXHIBIT INDEX

Exhibit		Page

10.1	Amendment to Third Standstill and Amendment Agreement, dated as of February 28, 2003, by and among Seitel, Inc., various of its subsidiaries parties thereto and those Senior Noteholders of Seitel, Inc. parties thereto.	5
99.1	Press release of Seitel, Inc., dated February 28, 2003.	46